As filed with the Securities and Exchange Commission on December 7, 2015

Registration No. 333-208198

Registration No. 333-208198-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANADIAN PACIFIC RAILWAY LIMITED

CANADIAN PACIFIC RAILWAY COMPANY

(Exact name of each Registrant as specified in its charter)

CANADA	98-0355078
(State or other jurisdiction of incorporation or organization)	(Canadian Pacific Railway Limited) 98-0001377 (Canadian Pacific Railway Company) (I.R.S. Employer Identification No.)

7550 Ogden Dale Road S.E.,

Calgary, Alberta,

Canada, T2C 4X9

(403) 319-7000

(Address and telephone number of Registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, and telephone number, of agent for service)

Copies to:

Paul A. Guthrie Canadian Pacific Railway Limited 7550 Ogden Dale Road S.E. Calgary, Alberta, Canada T2C 4X9 (403) 319-7000	Don Tse Norton Rose Fulbright Canada LLP 3700 Devon Tower 400 – 3rd Avenue S.W. Calgary, Alberta, Canada T2P 4H2 (403) 267-8222	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a Registration Statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CANADIAN PACIFIC RAILWAY COMPANY

US$1,500,000,000

Debt Securities

Fully and Unconditionally Guaranteed by

CANADIAN PACIFIC RAILWAY LIMITED

Canadian Pacific Railway Company may from time to time offer debt securities which are fully and unconditionally guaranteed by our parent company Canadian Pacific Railway Limited, having an aggregate offering price of up to US$1,500,000,000 or its equivalent in any other currency. These debt securities may consist of debentures, notes or other types of debt and may be issued in series.

This prospectus describes some of the general terms that may apply to the debt securities. Each time we offer to sell debt securities, we will provide the specific terms of such debt securities and the offering in a supplement to this prospectus. We may not use this prospectus to sell debt securities unless we also give prospective investors a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

Investing in our debt securities involves risk. See the “Risk Factors” section on page 4 of this prospectus, in any applicable prospectus supplement, and in any documents we incorporate by reference in this prospectus or any applicable prospectus supplement(s) before investing in our debt securities.

We may sell the debt securities to or through underwriters purchasing as principals and may also sell such debt securities to one or more purchasers directly, in accordance with applicable securities laws, or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of debt securities will identify each underwriter or agent, as the case may be, engaged by us in connection with the offering and sale of the debt securities, and will set forth the terms of the offering of such debt securities, including the method of distribution of such debt securities, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) the proceeds to us, any fees, discounts or other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

Our principal executive offices are located at 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9 and our telephone number is (403) 319-7000.

Neither the Securities and Exchange Commission of the United States nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2015.

PLAN OF DISTRIBUTION	20

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	21

LEGAL MATTERS	21

ENFORCEABILITY OF CIVIL LIABILITIES	21

EXPERTS	22

EXPENSES	23

ABOUT THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars, and references to “dollars” or “$” are to Canadian dollars and all references to “US$” are to United States dollars. Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “CPRC”, “Corporation”, “we”, “us”, and “our” mean Canadian Pacific Railway Company and its subsidiaries on a consolidated basis. Unless otherwise specified or the context otherwise requires, all references in this prospectus and any prospectus supplement to “CPRL” mean Canadian Pacific Railway Limited.

This prospectus is part of a Registration Statement on Form F-3 relating to the debt securities that is filed with the U.S. Securities and Exchange Commission (the “Commission”). Under the Registration Statement, we may, from time to time, sell the debt securities described in this prospectus and the related guarantees by CPRL, in one or more offerings up to an aggregate offering price of US$1,500,000,000 or its equivalent in any other currency. This prospectus provides you with a general description of the debt securities that we may offer and the related guarantees by CPRL. Each time we sell debt securities under the Registration Statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of debt securities. The prospectus supplement also may add, update or change information contained in this prospectus. Before investing, investors should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Investors may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to CPRC and the debt securities.

All information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. A prospectus supplement containing the specific terms of an offering of debt securities will be delivered to purchasers of such debt securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement only for the purposes of the distribution of the debt securities to which the prospectus supplement pertains.

You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus or any prospectus supplement or any other document we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of such documents, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the debt securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

Unless otherwise indicated, all financial information included and incorporated by reference into this prospectus is determined using generally accepted accounting principles in the United States, referred to as “U.S. GAAP”.

WHERE YOU CAN FIND MORE INFORMATION

We are a 100%-owned subsidiary of CPRL, a publicly traded corporation whose common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange.

We and CPRL are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and in accordance therewith, we and CPRL file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by Canada and the

United States, such reports and other information may have been prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. You may read any document we or CPRL furnish to the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. Copies of the same documents may also be obtained from the public reference room of the SEC at 100 F Street, N.E., Washington D.C., 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room. Our and CPRL’s filings since November 2002 are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

You may access other information about us and CPRL on CPRL’s website (http://www.cpr.ca). Information on CPRL’s website is not incorporated by reference in this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information we and CPRL file with it, which means that we and CPRL can disclose important information to you by referring you to those publically available documents. The information we and CPRL incorporate by reference in this prospectus is an important part of this prospectus.

We and CPRL incorporate by reference into this prospectus the following documents we and CPRL have filed with or furnished to the Commission:

●	Our and CPRL’s Annual Report on Form 40-F for the fiscal year ended December 31, 2014, filed with the Commission on February 23, 2015 (the financial statements included in the Form 40-F have been superseded by the financial statements in CPRL’s Report on Form 6-K filed with the Commission on November 24, 2015 and therefore our auditors have not reissued their opinion on the financial statements included in the Form 40-F);

●	Our and CPRL’s Report on Form 6-K filed with the Commission on November 24, 2015, containing CPRL’s unaudited interim consolidated financial statements for the three and nine months ended September 30, 2015, and the accompanying notes thereto;

●	Our and CPRL’s Report on Form 6-K filed with the Commission on October 20, 2015, containing CPRL’s management’s discussion & analysis for the three and nine months ended September 30, 2015; and

●	Our and CPRL’s Report on Form 6-K filed with the Commission November 24, 2015, containing CPRL’s recasted audited consolidated financial statements, including the notes thereto, as at December 31, 2014 and December 31, 2013 and for each of the years in the three-year period ended December 31, 2014, together with the auditor’s report thereon.

We and CPRL also incorporate by reference each of the following documents we and CPRL file with or furnish to the Commission after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all debt securities offered hereby have been sold or which deregisters all securities then remaining unsold : (i) all annual reports on Form 40-F or Form 10-K; (ii) all quarterly reports on Form 10-Q or Form 6-K; (iii) all current reports on Form 8-K CPRL files with the Commission; and (iv) those portions of any Reports on Form 6-K that we and CPRL indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain a copy of any of any filings that are incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Canadian Pacific Railway Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta, T2C 4X9

(403) 319-7538

Attention: Corporate Secretary

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking information” and “forward-looking statements” within the meaning of securities laws, including the “safe harbour” provisions of the Securities Act (Alberta), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Exchange Act and Section 27A of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). All forward-looking information and forward-looking statements are based on our and CPRL’s current beliefs as well as assumptions made by and information currently available to us and CPRL. Forward-looking information and forward-looking statements are based on our and CPRL’s current beliefs as well as assumptions made by and information currently available to us and CPRL. Forward-looking statements in or incorporated by reference into this prospectus include, but are not limited to, statements with respect to: our and CPRL’s defined benefit pension and financial expectations, expected revenue growth, operating ratios, financial expectations, diluted earnings per share, as well as statements concerning operations, anticipated financial performance, business prospects and strategies, including statements concerning the anticipation that cash flow from operations and various sources of financing will be sufficient to meet debt repayments and obligations in the foreseeable future and concerning anticipated capital programs, statements regarding future payments including income taxes and pension contributions, and capital expenditures. Forward-looking statements typically contain statements with words such as “anticipate”, ‘‘believe’’, ‘‘expect’’, “plan”, “financial expectations”, “key assumptions”, “will”, “outlook”, “should” or similar words suggesting future outcomes.

By its nature, our and CPRL’s forward-looking information and forward-looking statements involve numerous assumptions, inherent risks and uncertainties, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and the governmental response to them, and technological changes.

The risks and uncertainties of our and CPRL’s business, including those discussed above and in documents incorporated by reference into this prospectus and as described under “Risk Factors” and elsewhere herein, could cause our and CPRL’s actual results and experience to differ materially from the anticipated results or other expectations expressed. In addition, we and CPRL base forward-looking information and forward-looking statements on assumptions about future events, which, although reasonable when made, may not prove to be accurate.

In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking information and forward-looking statements and should be aware that events described in the forward-looking information and forward-looking statements set out in this prospectus and the documents incorporated by reference into this prospectus may not occur.

We and CPRL cannot assure prospective investors that our future results, levels of activity and achievements will occur as we expect, and neither we nor CPRL, nor any other person, assumes responsibility for the accuracy and completeness of the forward-looking information and forward-looking statements. Except as required by law, we and CPRL undertake no obligation to update publically or otherwise revise any forward-looking information or forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making an investment decision, you should carefully consider the risk factors set forth below and those described in the section captioned “Risk Factors” in any applicable prospectus supplement, as well as those set forth in documents we incorporate by reference in this prospectus and any applicable prospectus supplement, including in our and CPRL’s Annual Report on Form 40-F for the year ended December 31, 2014, filed on February 23, 2015, and in any updates to those Risk Factors in subsequent reports on Form 6-K we incorporate by reference in this prospectus and any applicable prospectus supplement, together with all of the other information appearing in this prospectus and any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our and CPRL’s business, financial condition, results of operations and prospects. Additional unknown risks and uncertainties, or those that we deem immaterial, may also impair our business, financial condition, results of operations and prospects.

Additional Risks Related to the Debt Securities

There can be no assurance as to the liquidity of the trading market for the debt securities or that a trading market for the debt securities will develop.

There is no public market for the debt securities and, unless otherwise specified in the applicable prospectus supplement, we do not intend to apply for listing of the debt securities on any securities exchanges. If the debt securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities or that a trading market for the debt securities will develop.

Credit ratings may not reflect all risks of an investment in the debt securities and may change.

Credit ratings may not reflect all risks associated with an investment in the debt securities. Any credit ratings applied to the debt securities will be an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the debt securities. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the debt securities. There is no assurance that any credit rating assigned to the debt securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Changes in interest rates may cause the value of the debt securities to decline.

Prevailing interest rates will affect the market price or value of the debt securities. The market price or value of the debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

The debt securities and guarantee will be structurally subordinated to certain indebtedness of our and CPRL’s corporate and partnership subsidiaries.

Unless otherwise provided with respect to a series of debt securities, the debt securities will be our unsubordinated and unsecured obligation and will rank equally with all of our other unsecured, unsubordinated obligations. We conduct a substantial portion of our business through corporate and partnership subsidiaries. Our obligations under the debt securities will be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of our corporate and partnership subsidiaries.

The guarantee will be CPRL’s unsubordinated and unsecured obligation and, unless otherwise provided with respect to a series of debt securities, will rank equally with all of CPRL’s other unsecured, unsubordinated obligations. CPRL conducts a substantial portion of its business through corporate and partnership subsidiaries. CPRL’s obligations under the guarantee will be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of the CPRL’s corporate and partnership subsidiaries.

OUR COMPANY

CPRL is a holding company whose direct and indirect subsidiaries operate railways in North America. CPRL is a publicly-traded corporation whose common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange.

We are a 100%-owned subsidiary of CPRL. We were incorporated by Letters Patent in 1881 pursuant to an Act of the Parliament of Canada. We are one of Canada’s oldest corporations. From our inception 134 years ago, we have developed into a fully integrated and technologically advanced Class I railway (a railroad earning a minimum of US$452.7 million in revenues annually as defined by the Surface Transportation Board in the United States) providing rail and intermodal freight transportation services over an approximately 13,700-mile network serving the principal business centres of Canada, from Montreal to Vancouver and the U.S. Midwest and Northeast regions.

Our and CPRL’s registered and head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Canada.

RATIO OF EARNINGS TO FIXED CHARGES

This table sets forth CPRL’s consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31					Nine Months Ended September 30

	2010	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges (1)	3.9x	3.5x	3.1x	4.7x	7.5x	6.1x

(1)	For purposes of calculating the ratio of earnings to fixed charges, (i) “earnings” means: the amount resulting from adding (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees, and subtracting interest capitalized from the total of the added items; and (ii) “fixed charges” means the sum of: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense. These computations are for CPRL and its consolidated subsidiaries.

INFORMATION ABOUT THE OFFERINGS

We may use this prospectus to offer debt securities and the related guarantees by CPRL. Please also refer to “Description of Debt Securities and Guarantees” below.

We will set forth in a prospectus supplement a description of the specific types, amounts, prices, and detailed terms of any debt securities that may be offered under this prospectus, as well as any net proceeds to us. The prospectus supplement may also describe certain risks in addition to those set forth herein associated with an investment in the specific debt securities offered.

The debt securities may be offered directly to one or more purchasers, through agents, or to or through underwriters or dealers. The names of these parties, any debt securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these debt securities will be detailed in a prospectus supplement. Please also refer to “Plan of Distribution” below.

CAPITALIZATION

The following table summarizes CPRL’s cash and cash equivalents and consolidated capitalization at September 30, 2015. You should read this table together with CPRL’s unaudited consolidated financial statements for the three and nine months ended September 30, 2015.

As at September 30, 2015
Actual
(millions of dollars)
Cash and cash equivalents	$ 661

Long-term debt maturing within one year	$ 29

Long-term liabilities:
Long-term debt	8,648
Notes offered hereby	-
Total long-term liabilities	8,677

Shareholders’ equity:
Share capital	2,054
Additional paid-in capital	42
Accumulated other comprehensive loss	(2,133)
Retained earnings	4,009

Total shareholders’ equity	3,992

Total capitalization	$12,669

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds resulting from the issuance of debt will be used by us for general corporate purposes, including repayment of indebtedness, financing our capital expenditure program, share repurchases and other business opportunities. The amount of net proceeds to be used for any such purpose will be set forth in the applicable prospectus supplement. We may, from time to time, issue debt instruments and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

In this section only, “we”, “us” or “our” refer only to Canadian Pacific Railway Company without any of its subsidiaries through which it operates.

The following description sets forth certain general terms and provisions of the debt securities and the related guarantees by CPRL. The particular terms and provisions of the series of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable prospectus supplement, which may provide information that is different from this prospectus.

The debt securities will be issued under a trust indenture (the “Indenture”) entered into between us and Wells Fargo Bank, National Association, as trustee on September 11, 2015 (the “Trustee”). The Indenture has been filed with the SEC, and is incorporated by reference as an exhibit hereto. Debt securities may also be issued under new indentures between us and a trustee or trustees as will be discussed in a prospectus supplement for such debt securities. The following statements with respect to the Indenture and the debt securities (as hereinafter defined) are brief summaries of the material provisions of the Indenture. However, it is the Indenture, and not this summary, that governs your rights as a holder of the debt securities. Wherever particular sections or defined terms of the Indenture are referred to, these sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by this reference. The term “Securities”, as used under this caption, refers to all securities issued under the Indenture, including the debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Guarantee

CPRL will fully and unconditionally guarantee the payment of the principal (and premium, if any) and interest, on the debt securities issued by us, any sinking fund or analogous payments payable with respect to such debt securities and any Additional Amounts payable with respect to such debt securities, when they become due and payable, whether at the stated maturity thereof or by declaration of acceleration, call for redemption or otherwise.

General

The Indenture does not limit the aggregate principal amount of Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Securities may be issued thereunder from time to time in one or more series and may be denominated and payable in foreign currencies. The Securities offered pursuant to this prospectus will be issued in an amount up to US$1,500,000,000 or the equivalent in other currency or units based on other foreign currencies. The Indenture also permits us to increase the principal amount of any series of Securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement will set forth certain terms relating to the debt securities offered thereby (the “Offered Securities”), including the following:

•	the specific designation of the Offered Securities;

•	any limit on the aggregate principal amount of the Offered Securities;

•	the extent and manner, if any, to which payment on or in respect of the Offered Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

•	the percentage or percentages of principal amount at which the Offered Securities will be issued;

•	the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (which may be fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which that interest will accrue and on which that interest will be payable and the regular record dates for any interest payable on the Offered Securities;

•	any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed or purchased at our option or otherwise;

•	whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities in bearer form and as to exchanges between registered and bearer form;

•	whether the Offered Securities will be issuable in the form of one or more global securities and, if so, the identity of the depositary for those global securities;

•	the denominations in which any of the Offered Securities which are in registered form will be issuable, if other than denominations of US$1,000 and any multiple thereof, and the denominations in which any of the Offered Securities which are in bearer form will be issuable, if other than the denomination of US$1,000;

•	each office or agency where the principal of and any premium and interest on the Offered Securities will be payable, and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the Offered Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Offered Securities will or may be payable;

•	whether and under what circumstances we will pay Additional Amounts on the Offered Securities of such series in respect of certain taxes (and the terms of any such payment) and, if so, whether we will have the option to redeem the Offered Securities of such series rather than pay the Additional Amounts (and the terms of any such option);

•	any index pursuant to which the amount of payments of principal of and any premium and interest on the Offered Securities will or may be determined;

•	any applicable material Canadian and U.S. federal income tax considerations; and

•	any other terms of the Offered Securities, including covenants and Events of Default relating solely to the Offered Securities or any covenants or Events of Default generally applicable to the Securities which are not to apply to the Offered Securities.

Unless otherwise indicated in the applicable prospectus supplement, the Indenture does not afford the holders the right to tender Securities to us for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Securities will bear interest.

Securities may be issued under the Indenture bearing no interest and may be offered and sold at a discount below their stated principal amount. The Canadian and U.S. federal income tax consequences and other special considerations applicable to those discounted Securities or other Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in the prospectus supplement relating thereto.

Ranking

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations and will rank pari passu with all our other unsecured and unsubordinated debt from time to time outstanding and pari passu with other Securities issued under the Indenture. We conduct a substantial portion of our business through corporate and partnership subsidiaries. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of any of our corporate or partnership subsidiaries.

The guarantee will be CPRL’s unsubordinated and unsecured obligation and, unless otherwise provided with respect to a series of debt securities, will rank equally with all of CPRL’s other unsecured, unsubordinated obligations. CPRL conducts a substantial portion of its business through corporate and partnership subsidiaries. CPRL’s obligations under the guarantee will be structurally subordinate to all existing and future indebtedness and liabilities of any of CPRL’s corporate and partnership subsidiaries.

Debt Securities in Global Form

Unless otherwise indicated in the applicable prospectus supplement, debt securities of a particular series will be issued in the form of one or more “global securities” which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for Securities in definitive form, a global security may not be transferred except as a whole by the depositary for a global security to a nominee of that depositary, by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or any nominee of that depositary to a successor of that depositary or a nominee of a successor of that depositary.

The specific terms of the depositary arrangement with respect to any portion of a particular series of Securities to be represented by a global security will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Securities represented by that global security to the accounts of those persons having accounts with that depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of those Securities or by us if those Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of the ownership of those beneficial interests will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. These depositary arrangements and these laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner thereof, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by that global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of Securities of that series in definitive form and will not be considered the owners or holders of those Securities under the Indenture.

Principal, premium, if any, and interest payments on a global security registered in the name of a depositary or its nominee will be made to that depositary or nominee, as the case may be, as the registered owner of that global security. None of us, the Trustee or any paying agent for Securities of the series represented by that global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of those participants.

If the depositary for a global security representing Securities of a particular series is at any time unwilling or unable to continue as depositary, or if the depositary is no longer eligible to continue as depositary, and a successor depositary is not appointed by us within 90 days, or if an Event of Default described in clauses (a) or (b) of the first sentence under “Events of Default” below with respect to a particular series of Securities has occurred and is continuing, we will issue securities of that series in definitive form in exchange for that global security. In addition, we may at any time and in our sole discretion determine not to have the Securities of a particular series represented by one or more global securities and, in that event, will issue securities of that series in definitive form in exchange for all of the global securities representing securities of that series.

Debt Securities in Definitive Form

If indicated in the applicable prospectus supplement, the Securities may be issued in fully registered form without coupons and in denominations of US$1,000 or any integral multiple thereof. Securities may be presented for exchange and debt securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith. We have appointed the Trustee as Security Registrar. Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery.

Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of and any premium and interest on Securities (other than a global security) will be made at the office or agency of the Trustee at 150 East 42nd Street, 40th Floor, New York, New York, 10017, except that, at our option, payment of any interest may be made (a) by cheque mailed to the address of the Person entitled thereto as that Person’s address will appear in the Security Register or (b) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Negative Pledge

The Indenture includes a covenant of ours to the effect that, so long as any of the Securities remain outstanding, we will not, and will not permit any Subsidiary to, create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over any of our present or future Railway Properties or any of our Subsidiaries or on any shares in the capital stock of any Railroad Subsidiary securing any Indebtedness of any Person without also at the same time or prior thereto securing equally and ratably with such other Indebtedness all of the Securities then outstanding under the Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definitions of all such terms.

The term “Borrowed Money” means Indebtedness in respect of moneys borrowed (including interest and other charges in respect thereof) and moneys raised by the issue of notes, bonds, debentures or other evidences of moneys borrowed.

The term “Capital Lease Obligation” means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with GAAP.

The term “Consolidated Net Tangible Assets” means the total amount of assets determined on a consolidated basis after deducting therefrom:

(a)	all current liabilities (excluding any Indebtedness classified as a current liability and any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(b)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

(c)	appropriate adjustments on account of minority interests of other Persons holding stock of our Subsidiaries,

all as set forth on our most recent consolidated balance sheet and computed in accordance with GAAP.

The term “FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended from time to time (including regulations and guidance thereunder) (the “Code”), (b) any successor version thereof, (c) any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or practice implementing an intergovernmental agreement or approach thereto.

The term “GAAP” means, at any time, accounting principles generally accepted in the United States at the relevant time applied on a consistent basis, provided that, if reference to “GAAP” is in respect of any financial statements which are prepared in accordance with generally accepted accounting principles of Canada, “GAAP” shall mean generally accepted accounting principles in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time, applied on a consistent basis.

The term “Indebtedness” means and includes all items of indebtedness which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, but in any event including, without limitation, (1) obligations in respect of indebtedness for Borrowed Money secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed, and (2) guarantees and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire or service, indebtedness of any other Person.

The term “Permitted Encumbrances” means any of the following:

(a)	any Security Interest existing as of the date of the first issuance by us of the Securities issued pursuant to the Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance, including without limitation, any of our outstanding Perpetual 4% Consolidated Debenture Stock, whether issued, pledged or vested in trust;

(b)	any Security Interest in favor of us or any of our wholly-owned Subsidiaries;

(c)	any Security Interest existing on the property of any Person at the time such Person becomes a Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary;

(d)	any Security Interest on property of a Person which Security Interest exists at the time such Person is merged into, or amalgamated or consolidated with, us or a Subsidiary, or such property is otherwise acquired by us or a Subsidiary, provided that such Security Interest does not extend to property owned by us or such Subsidiary immediately prior to such merger, amalgamation, consolidation or acquisition;

(e)	any Security Interest already existing on property acquired (including by way of lease) by us or any of our Subsidiaries at the time of such acquisition;

(f)	any Security Interest securing any Indebtedness incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(g)	any Security Interest in respect of (i) liens for taxes and assessments not at the time overdue or any liens securing workmen’s compensation assessments, unemployment insurance or other social security obligations; provided, however, that if any such liens, duties or assessments are then overdue, we or the Subsidiary, as the case may be, shall be prosecuting an appeal or proceedings for review with respect to which it shall be entitled to or shall have secured a stay in the enforcement of any such obligations, (ii) any lien for specified taxes and assessments which are overdue but the validity of which is being contested at the time by us or the Subsidiary, as the case may be, in good faith, (iii) any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease, (iv) any obligations or duties, affecting our property or that of a Subsidiary to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, license or permit and any defects in title to structures or other facilities arising from the fact that such structures or facilities are constructed or installed on lands held by us or the Subsidiary under government permits, leases, licenses or other grants, (v) any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations and liens or claims incidental to current construction or operations including but not limited to, builders’, mechanics’, laborers’, materialmen’s, warehousemen’s, carrier’s and other similar liens, (vi) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof, (vii) any Security Interest the validity of which is being contested at the time by us or a Subsidiary in good faith or payment of which has been provided for by creation of a reserve in an amount in cash sufficient to pay the same in full, (viii) any easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone conduits, poles, wires and cables) and minor defects, or irregularities of title that, in our opinion, will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by us or the Subsidiary, as the case may be, (ix) any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with our operations or the operations of our Subsidiary, as the case may be, (x) any liens and privileges arising out of judgments or awards with respect to which we or the Subsidiary shall be prosecuting an appeal or proceedings for review and with respect to which it shall be entitled to or shall have secured a stay of execution pending such appeal or proceedings for review, and (xi) reservations, limitations, provisos and conditions, if any, expressed in or affecting any grant of real or immoveable property or any interest therein;

(h)	any Security Interest in respect of any Purchase Money Obligation;

(i)	any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided that the principal amount of the Indebtedness secured thereby on the date of such extension, renewal, alteration or replacement is not increased and the Security Interest is limited to the property or other assets which secured the Security Interest so extended, renewed, altered or replaced (plus improvements on such property or other assets or the proceeds thereof); and

(j)	any Security Interest that would otherwise be prohibited (including any extensions, renewals, alterations or replacements thereof) provided that the aggregate Indebtedness outstanding and secured under this clause (j) does not (calculated at the time of the granting of the Security Interest) exceed an amount equal to 10% of Consolidated Net Tangible Assets.

The term “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

The term “Purchase Money Obligation” means any monetary obligation (including a Capital Lease Obligation) created, assumed or incurred prior to, at the time of, or within 180 days after, the acquisition (including by way of lease), construction or improvement of any real or tangible personal property, for the purpose of financing all or any part of the purchase price or lease payments in respect thereof, provided that the principal amount of such obligation may not exceed the unpaid portion of the purchase price or lease payments, as applicable, and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, thereto or erected or constructed thereon and the proceeds thereof.

The term “Railway Properties” means all main and branch lines of railway located in Canada or the United States, including all real property used as the right of way for such lines.

The term “Railroad Subsidiary” means a Subsidiary whose principal assets are Railway Properties.

The term “Security Interest” means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, but not including any security interest in respect of a lease which is not a Capital Lease Obligation or any encumbrance that may be deemed to arise solely as a result of entering into an agreement not in violation of the terms of the Indenture to sell or otherwise transfer assets or property.

The term “Shareholders’ Equity” means, with respect to any Person, at any date, the aggregate of the dollar amount of outstanding share capital, the amount, without duplication, of any surplus, whether contributed or capital, and retained earnings, subject to any currency translation adjustment, all as set forth in such Person’s most recent annual consolidated balance sheet.

The term “Significant Subsidiary” means a Subsidiary that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the U.S. Exchange Act, as amended.

The term “Subsidiary” means any corporation or other Person of which there are owned, directly or indirectly, by or for us or by or for any corporation or other Person in like relation to us, Voting Shares or other interests which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all outstanding Voting Shares of such first mentioned corporation or other Person for the election of its directors or, in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) entitle the holders thereof to more than 50% of the income or capital interests (however called) thereon and includes any corporation in like relation to a Subsidiary.

The term “Voting Shares” means shares of capital stock of any class of a corporation and other interests of any other Persons having under all circumstances the right to vote for the election of the directors of such corporation or in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) income or capital interests (however called), provided that, for the purpose of this definition, shares or other interests which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

Consolidation, Merger, Amalgamation and Sale of Assets

We shall not enter into any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of our assets would become the property of any other Person (the “Successor”) unless (a) we and the Successor shall, prior to or contemporaneously with the consummation of that transaction, execute those instruments, which may include a supplemental indenture, and do those things, if any, as shall be necessary or advisable to establish that upon the consummation of that transaction (i) the Successor will have assumed all of our covenants and obligations under the Indenture in respect of the Securities of every series, and (ii) the Securities of every series will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor Corporation, to all the rights of holders of Securities under the Indenture; (b) the Successor is a corporation, company, partnership, or trust organized and validly existing under the laws of Canada or any province thereof or of the United States, any state thereof or the District of Columbia; (c) we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and any supplemental indenture comply with the Indenture and all conditions precedent contained in the Indenture relating to such transaction have been complied with; and (d) immediately before and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Provision of Financial Information

We will file with the Trustee, within 15 days after CPRL is required to file them with the SEC, copies, which may be in electronic format, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which CPRL may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act. Or if CPRL is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d), then we will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the U.S. Exchange Act in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Events of Default

The occurrence of any of the following events with respect to the Securities of any series will constitute an “Event of Default” with respect to the Securities of that series:

(a)	default by us in payment of the principal of any of the Securities of that series when the same becomes due under any provision of the Indenture or of those Securities;

(b)	default by us in payment of any interest due on any of the Securities of that series and continuance of that default for a period of 30 days;

(c)	default by us in observing or performing any other of our covenants or conditions contained in the Indenture or in the Securities of that series and continuance of that default for a period of 60 days after written notice as provided in the Indenture;

(d)	default by us or any Subsidiary in payment of the principal of, premium, if any, or interest on any Indebtedness having an outstanding principal amount in excess of the greater of $150 million and 2% of our Shareholders’ Equity in the aggregate at the time of default or default in the performance of any other covenant of ours or any Subsidiary contained in any instrument under which that Indebtedness is created or issued and the holders thereof, or a trustee, if any, for those holders, declare that Indebtedness to be due and payable prior to the stated maturities of that Indebtedness (“accelerated Indebtedness”), and such acceleration shall not be rescinded or annulled, or such default under such instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Indebtedness, provided that (i) if such accelerated Indebtedness is the result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times and on the conditions set forth in such instrument, it will not be considered an Event of Default under this clause (d) until 30 days after such acceleration, or (ii) if such accelerated Indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated

Indebtedness is, by its terms, non recourse to us or the Railroad Subsidiaries, it shall not be considered an Event of Default; or (B) if such accelerated Indebtedness is recourse to us or the Railroad Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default shall be applicable together with an additional seven days before being considered an Event of Default;

(e)	certain events of bankruptcy, insolvency, winding up, liquidation or dissolution relating to us or any Significant Subsidiary as provided in the Indenture; or

(f)	any other event of default provided with respect to that series.

If an Event of Default described in clause (a) or (b) above occurs and is continuing with respect to Securities of any series, unless the principal of all of the Securities of that series shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of the Securities of that series then outstanding, declare the principal of (and premium, if any, on) all the Securities of that series then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those Securities to be due and payable immediately on demand. If an Event of Default described in clause (c) or (f) above occurs and is continuing with respect to the Securities of one or more series, unless the principal of all of the Securities of the affected series shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of the Securities of all such affected series then outstanding (voting as one class), declare the principal of (and premium, if any, on) all the Securities of all the affected series then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those Securities to be due and payable immediately on demand. If an Event of Default described in clause (d) or (e) above occurs and is continuing, unless the principal of all Securities then outstanding shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of all the Securities then outstanding (voting as one class), declare the principal of (and premium, if any, on) all the Securities then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those Securities to be due and payable immediately on demand. Upon certain conditions, any declaration of this kind may be cancelled if all Events of Default with respect to the Securities of all those affected series then outstanding shall have been cured or waived as provided in the Indenture by the holders of not less than a majority in aggregate principal amount of the Securities of the affected series then outstanding (voting as one class, except in the case of Events of Default described in clauses (a) and (b) of the first sentence of the preceding paragraph, as to which each series so affected will vote as a separate class). See “Modification and Waiver” below.

Reference is made to the applicable prospectus supplement or supplements relating to any series of original issue discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the holders, unless those holders shall have provided to the Trustee indemnity satisfactory to it, acting reasonably. Subject to those provisions for indemnity and certain other limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the Securities of all affected series then outstanding (voting as one class) will have the right to sanction or direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of those affected series.

The Indenture provides that no holder of the Securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (a) that holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, (b) the holders of not less than 25% in aggregate principal amount of the Securities of all affected series then outstanding shall have made written request, and offered to the Trustee indemnity reasonably satisfactory to it to institute that proceeding, (c) the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Securities of all affected series then outstanding a direction inconsistent with that request and (d) the Trustee shall have failed to institute that proceeding within 60 days after that notification, request and offer of indemnity. However, the holder of any Security will have an absolute right to receive payment of the principal of and any premium and interest on that Security on or after the due dates expressed in that Security and to institute suit for the enforcement of any of these payments. The Indenture requires us to furnish to the Trustee annually an officers’ certificate as to our compliance with certain covenants, conditions or other requirements contained in the Indenture and as to any non-compliance therewith.

The Indenture provides that the Trustee may withhold notice to the holders of the Securities of one or more series of any default affecting those series (except defaults as to payment of principal or interest) if it, in good faith, considers that withholding to be in the best interests of the holders of the Securities of those series.

Additional Amounts

All payments made by us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder (such holder, an “Excluded Holder”) in respect of the beneficial owner thereof:

(a)	with which we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(b)	which is subject to such Canadian Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of debt securities or the receipt of payments thereunder;

(c)	which is subject to such Canadian Taxes by reason of the holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

(d)	by reason of such Holder or beneficial owner being a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of us at the time of payment or deemed payment, or by reason of such Holder or beneficial owner not dealing at arm’s length for the purposes of the Income Tax Act (Canada) with a “specified shareholder” of us at the time of payment or deemed payment; or

(e)	if the Holder or beneficial owner of, or person ultimately entitled to obtain any interest in, the Securities is not the sole beneficial owner of such payments, or is a fiduciary or partnership, to the extent that any beneficial owner, beneficiary or settlor with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settlor, partner or member received directly its beneficial or distributive shares of such payments.

We will also:

(a)	make such withholding or deduction; and

(b)	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

We will furnish to the Trustee and the holders of the debt securities, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

We will indemnify and hold harmless each holder (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of:

(a)	any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the debt securities;

(b)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(c)	any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) above, but excluding any such Canadian Taxes on such holder’s net income.

In any event, no Additional Amounts or indemnity will be payable with respect to taxes imposed directly or indirectly under FATCA and no Additional Amounts or indemnity will be payable in excess of the Additional Amounts or indemnity which would be required if the holder of the debt security was a resident of the United States for purposes of, and entitled to claim the benefits under, the Canada-United States Income Tax Convention (1980), as amended.

Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

The debt securities will be subject to redemption in whole, but not in part, at our option, at any time, on not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount, together with accrued interest thereon to the redemption date, in the event we determine that it is probable that we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the debt securities, any Additional Amounts as a result of an amendment to or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of this prospectus.

Modification and Waiver

The Indenture permits us and the Trustee to enter into supplemental indentures without the consent of the holders of the Securities to, among other things: (a) secure the Securities of one or more series, (b) evidence the assumption by the Successor of our covenants and obligations, under the Indenture and the Securities then outstanding, (c) add covenants or Events of Default for the benefit of the holders of one or more series of the Securities or surrender any right or power conferred upon us by the Indenture, (d) cure any ambiguity or correct or supplement any defective provision in the Indenture which correction will not be prejudicial to the interests of the holders of the Securities in any material respect, (e) establish the form and terms of the Securities of any series, (f) evidence the acceptance of appointment by a successor Trustee, and (g) make any other modifications which will not be prejudicial to the interests of the holders of the Securities in any material respect.

The Indenture also permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities of each series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Securities of each such affected series; provided, however, that we and the Trustee may not, among other things, without the consent of the holder of each Security then outstanding and affected thereby: (a) change the stated maturity of the principal amount of, or any installment of the principal of or the interest on, that Security; (b) reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of that Security; (c) reduce the amount of principal of an original issue discount Security payable upon acceleration of the maturity thereof; (d) change the place or currency of payment of the principal of or any premium or interest on that Security; (e) impair the right to institute suit for the enforcement of payment of this kind with respect to that Security on or after the stated maturity thereof; or (f) reduce the percentage in principal amount of the outstanding Securities of the affected series, the consent of whose holders is required for modification or amendment of the Indenture, or for any waiver with respect to defaults, breaches, Events of Default or declarations of acceleration.

The holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the holders of all such affected Securities waive any past default or breach or Event of Default and its consequences, except a default in the payment of the principal of or premium or interest on any Security of any series or an Event of Default in respect of a covenant or provision of the Indenture or of any Security which cannot be modified or amended without the consent of the holder of each Security affected.

Defeasance

The Indenture provides that, at our option, we will be discharged from any and all obligations with respect to the Securities of any series (except for certain obligations to execute and deliver definitive Securities of that series, to register the transfer or exchange of the Securities of that series, to replace mutilated, destroyed, lost or stolen Securities of that series, to maintain paying agencies, to compensate and indemnify the Trustee and to maintain the trust described below) (hereinafter called a “defeasance”) upon the irrevocable deposit with the Trustee, in trust, of money, and/or securities of the government which issued the currency in which the Securities of that series are payable or securities backed by the full faith and credit of that government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the Securities of that series on the stated maturity of those payments in accordance with the terms of the Securities of that series. Such a defeasance may be effected only if, among other things, (a) we have delivered to the Trustee an opinion of counsel (who may be our independent counsel) stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in the applicable laws or regulations, in either case to the effect that the holders of the Securities of that series should not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance and should be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, and (b) we have delivered to the Trustee an opinion of counsel in Canada (who may be our independent counsel) or a ruling from the Canada Revenue Agency to the effect that the holders of the Securities of that series should not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and should be subject to Canadian federal or provincial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the Securities include holders who are not resident in Canada). In addition, we may obtain a discharge of the Indenture with respect to the Securities of all series issued under the Indenture by depositing with the Trustee, in trust, an amount of money and government securities as shall be sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay, at stated maturity or upon redemption, all of those Securities, provided that those Securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

The Indenture also provides that we may omit to comply with the restrictive covenants described under the caption “Negative Pledge” and certain other covenants and no Event of Default shall arise with respect to the Securities of that series by reason of this failure to comply (hereinafter called a “covenant defeasance”), upon the irrevocable deposit with the Trustee, in trust, of money and/or securities of the government which issued the currency in which the Securities of that series are payable or securities backed by the full faith and credit of that government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the Securities of that series on the stated maturity of those payments in accordance with the terms of the Securities of that series. Our other obligations with respect to the Securities of that series would remain in full force and effect. A covenant defeasance may be effected only if, among other things, (a) we have delivered to the Trustee an opinion of counsel (who may be our independent counsel) to the effect that the holders of Securities of that series should not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and should be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred, and (b) we have delivered to the Trustee an opinion of counsel in Canada (who may be our independent counsel) or a ruling from the Canada Revenue Agency to the effect that the holders of the Securities of that series should not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and should be subject to Canadian federal or provincial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the Securities include holders who are not resident in Canada).

In the event that we exercise our option to effect a covenant defeasance with respect to the Securities of any series and the Securities of that series are thereafter declared due and payable because of the occurrence of another Event of Default, the amount of money and securities on deposit with the Trustee would be sufficient to pay the amounts due on the Securities of that series at their respective stated maturities, but may not be sufficient to pay the amounts due on the Securities of that series at the time of the acceleration resulting from that Event of Default. However, we would remain liable for this deficiency.

Consent to Service

We have designated C T Corporation System, 111 Eighth Avenue, New York, New York, 10011 as our authorized agent for service of process in the United States in any action, suit or proceeding arising out of or relating to the Indenture or the Securities and for actions brought under federal or state securities law in any federal or state court located in the Borough of Manhattan, New York, New York and irrevocably submit to the non-exclusive jurisdiction of any such court.

Governing Law

The Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell debt securities (i) to underwriters purchasing as principal; (ii) directly to one or more purchasers in accordance with applicable securities laws; or (iii) through agents. The debt securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the debt securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the debt securities.

The prospectus supplement relating to each offering of debt securities will set forth the terms of the offering of those debt securities and the related guarantees by CPRL, including the name or names of any underwriters or agents, the purchase price of the debt securities, the proceeds to us, any underwriters’ or agents’ fees or other compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid. Only underwriters or agents named in the relevant prospectus supplement are deemed to be underwriters or agents in connection with the debt securities offered by that prospectus supplement.

If underwriters purchase debt securities as principal, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities offered by the prospectus supplement if any of such debt securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The debt securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through agents designated by us from time to time. Any agent involved in the offering and sale of the debt securities pursuant to a particular prospectus supplement will be named, and any commissions payable by us to that agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a reasonable commercial efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of any debt securities offered by this prospectus. Any such commission will be paid out of general funds.

Underwriters, dealers and agents who participate in the distribution of the debt securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of the debt securities will be a new issue of securities with no established trading market. Unless otherwise specified in an applicable prospectus supplement relating to a series of debt securities, the debt securities will not be listed on any securities exchange or on any automated dealer quotation system. Some broker-dealers may make a market in the debt securities, but they will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities of any series or that an active public market for the debt securities of any series will develop. If an active public trading market for the debt securities of any series does not develop, the market price and liquidity of such series of debt securities may be adversely affected.

The prospectus supplement will set forth the intention of any underwriters or agents who participate in the distribution of the debt securities to over-allot or effect transactions which stabilize the debt securities’ price at a higher level than that which might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to debt securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

The applicable prospectus supplement will also describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of debt securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

LEGAL MATTERS

The validity of the debt securities offered hereby and the related guarantee by CPRL and certain other United States legal matters related to the securities being offered hereby will be passed upon for us and CPRL by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters relating to Canadian law will be passed upon on behalf of us by Norton Rose Fulbright Canada LLP, Calgary, Alberta.

ENFORCEABILITY OF CIVIL LIABILITIES

We and CPRL are incorporated and governed by the laws of Canada. A substantial portion of our and CPRL’s assets are located outside the United States and some or all of the directors and officers and some or all of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon us and CPRL and upon those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon our and CPRL’s civil liability and the civil liability of our and CPRL’s directors, officers or experts. We and CPRL have also been advised by Norton Rose Fulbright Canada LLP that there is some doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of liabilities predicated upon United States federal securities laws.

EXPERTS

The financial statements of CPRL as at December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, incorporated in this prospectus by reference from CPRL’s Report on Form 6-K dated November 24, 2015, and the effectiveness of CPRL’s internal control over financial reporting, incorporated in this prospectus by reference from CPRL’s Annual Report on Form 40-F for the year ended December 31, 2014, have been audited by Deloitte LLP, independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the debt securities registered under this Registration Statement:

Commission registration fee		$120,840
Printing expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous		*

Total	$	*

*	Information regarding the issuance and distribution of the debt securities is not currently known, and will be provided in a prospectus supplement or as an exhibit to a Form 6-K that is incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 124 of the Canada Business Corporations Act (the “CBCA”) provides as follows:

124.      (1)      Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)      Advance of Costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

(3)      Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual

(a)	acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)      Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5)      Right to indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)	fulfils the conditions set out in subsection (3).

(6)      Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a)	in the individual’s capacity as a director or officer of the corporation; or

(b)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7)      Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)      Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)      Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of each Registrant provide that such Registrant shall indemnify a director or officer of such Registrant, a former director or officer of such Registrant, or a person who acts or acted at such Registrant’s request as a director or officer of a body corporate of which such Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrants pursuant to the foregoing provisions, the Registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Reference is made to Item 10 for the undertakings of the Registrants with respect to indemnification for liabilities arising under the Securities Act.

ITEM 9.  EXHIBITS

(a)        EXHIBITS:

The following exhibits have been filed as part of this Registration Statement:

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

4.1*	Trust Indenture, dated September 11, 2015, between Canadian Pacific Railway Company and Wells Fargo Bank, National Association (incorporated by reference to the Registrant’s Form 6-K, filed with the Commission on September 14, 2015, Commission File No. 001-15272).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

5.2*	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of Deloitte LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in opinion filed as Exhibit 5.1).

23.3*	Consent of Norton Rose Fulbright Canada LLP (contained in opinion filed as Exhibit 5.2).

24.1*	Powers of Attorney.

25.1*	Statement of Eligibility of the Trustee, Wells Fargo Bank, National Association, on Form T-1.

* Previously filed.

** To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 10.	UNDERTAKINGS

(a)	The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to section 13 or section 15(d) of the U.S. Exchange Act that are incorporated by reference in the Registration Statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to section 13 or section 15(d) of the Exchange Act and incorporated by reference in this Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(iv)	Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(v)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(vi)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(vii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(viii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(ix)	Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Canadian Pacific Railway Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 7th day of December, 2015.

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ E. Hunter Harrison
Name: E. Hunter Harrison Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons on behalf of Canadian Pacific Railway Limited in the capacities indicated on December 7, 2015.

SIGNATURE	TITLE

* E. Hunter Harrison	Chief Executive Officer (Principal Executive Officer)

* Mark Erceg	Executive Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Andrew F. Reardon	Chairman of the Board and Director

* William A. Ackman	Director

* John R. Baird	Director

* Isabelle Courville	Director

* Keith Creel	Director

* Paul Hilal	Director

* Rebecca MacDonald	Director

* Anthony R. Melman	Director

*By:	/s/ Paul Guthrie
Name: Paul Guthrie
Title: Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canadian Pacific Railway Limited in the United States, on this 7th day of December, 2015.

SOO LINE CORPORATION

By:	/s/ William M. Tuttle
Name: William M. Tuttle
Title: Vice President Corporate

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Canadian Pacific Railway Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 7th day of December, 2015.

CANADIAN PACIFIC RAILWAY COMPANY

By: /s/ E. Hunter Harrison
Name:	E. Hunter Harrison
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons on behalf of Canadian Pacific Railway Company in the capacities indicated on December 7, 2015.

SIGNATURE	TITLE

* E. Hunter Harrison	Chief Executive Officer (Principal Executive Officer)

* Mark Erceg	Executive Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Andrew F. Reardon	Chairman of the Board and Director

* William A. Ackman	Director

* John R. Baird	Director

* Isabelle Courville	Director

* Keith Creel	Director

* Paul Hilal	Director

* Rebecca MacDonald	Director

* Anthony R. Melman	Director

*By:	/s/ Paul Guthrie
Name: Paul Guthrie
Title: Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canadian Pacific Railway Company in the United States, on this 7th day of December, 2015.

SOO LINE CORPORATION

By:	/s/ William M. Tuttle
Name: William M. Tuttle
Title: Vice President Corporate

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

4.1*	Trust Indenture, dated September 11, 2015, between Canadian Pacific Railway Company and Wells Fargo Bank, National Association (incorporated by reference to the Registrant’s Form 6-K, filed with the Commission on September 14, 2015, Commission File No. 001-15272).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

5.2*	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of Deloitte LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in opinion filed as Exhibit 5.1).

23.3*	Consent of Norton Rose Fulbright Canada LLP (contained in opinion filed as Exhibit 5.2).

24.1*	Powers of Attorney.

25.1*	Statement of Eligibility of the Trustee, Wells Fargo Bank, National Association, on Form T-1.

* Previously filed.

** To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.